                     [LETTERHEAD OF CONYERS DILL & PEARMAN]


                                                                     EXHIBIT 8.1


13 December, 1996


Aramex International Ltd.
Clarendon House
2 Church Street
Hamilton
Bermuda

Dear Sirs:

RE:  ARAMEX INTERNATIONAL LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to you in connection with a proposed sale of up to 1,000,000 common shares, US$0.01 par value each (the "Common Shares") by the Company and the proposed sale by certain shareholders of the Company of 150,000 shares of Common Stock which are subject to a 45-day overallotment option granted by certain shareholders to the underwriters.

For the purposes of giving this opinion, we have examined the registration statement on Form F-1 initially filed with the Securities and Exchange Commission under the United States Securities Act of 1933 on 6 November, 1996 and as amended, as at the date hereof (the "Registration Statement") relating to the registration of the offering of such Common Shares. We have also examined such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) the authority of all persons signing any documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of, and subject to, the foregoing, we hereby confirm:


1. that the statements in the Registration Statement under the heading "Certain Bermuda Tax Considerations" on page 55 of the Registration Statement, insofar as such statements constitute summaries of Bermuda tax laws, are accurate as to the matters referred to therein; and



2. that the statements in the Registration Statement in the paragraph printed in bold which commences as the last paragraph on page 7 of the Registration Statement, insofar as such statements summarize the Bermuda position in relation to the enforcement of US civil liability provisions, are accurate as to the matters referred to therein; and



3. that, excluding the last paragraph thereof, the statements in the section entitled "Certain Foreign Issuer Considerations" on pages 50-51 of the Registration Statement, insofar as such statements constitute summaries of Bermuda tax laws, are accurate as to the matters referred to therein.


We hereby consent:

1. to the reference to our name under the caption "Taxation" on page 51 of the Registration Statement;

2.  to the reference to our name on page 7 of the Registration Statement;

3.  to the reference to our name on page 50 of the Registration Statement; and

4.  to the filing of this opinion as an exhibit to the Registration Statement.

In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,
CONYERS DILL & PEARMAN